UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 1, 2019, SunOpta Inc. (the “Company”) announced the appointment of Joseph D. Ennen as Chief Executive Officer (“CEO”) of the Company. Mr. Ennen was also appointed to the board of directors of the Company (the “Board”). Katrina L. Houde, who had been serving as the Company’s interim CEO, stepped down as interim CEO as of April 1, 2019 and continues to serve as a member of the Board.

Mr. Ennen, age 52, served as President and CEO of Columbus Manufacturing, a food processing company specializing in artisanal salami and other prepared delicatessen meats, from early 2015 until its sale to Hormel Foods in December 2017. Before joining Columbus Manufacturing, Mr. Ennen was Senior Vice President and General Manager of Own Brands at Safeway, Inc., a leading supermarket chain, from 2009-2015. Prior to Safeway, Mr. Ennen spent four years as an executive at Pepsico/Frito Lay Division, including Group Vice President, Innovation and Vice President Marketing, Core Brands. Previously, Mr. Ennen held various leadership roles and general management, marketing and finance positions with ConAgra Foods, Kellogg’s Company and General Mills. Mr. Ennen graduated from the University of Minnesota with a Bachelor of Science degree in business (Finance and Marketing majors) and an MBA (with concentrations in Marketing and Corporate Strategy) from the University of Michigan.

In connection with Mr. Ennen’s appointment as CEO of the Company, the Company entered into an employment agreement (“Employment Agreement”) with Mr. Ennen, which sets forth terms and conditions of his employment. The Employment Agreement, which was approved on March 29, 2019, has an effective date of April 1, 2019. Pursuant to the Employment Agreement, Mr. Ennen will receive a base salary of at least $700,000 annually (subject to annual review by the Board). Mr. Ennen will also be eligible to receive an annual bonus based upon a target bonus amount of at least 125% of his base salary, upon achieving one or more pre-established performance goals to be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”).

Additionally, as part of the Employment Agreement, the Company and Mr. Ennen entered into the following agreements (collectively, the “Award Agreements”), providing for the grant of one-time equity awards to Mr. Ennen: (i) a Restricted Stock Award Agreement; (ii) a Stock Option Award Agreement; and (iii) a Performance Share Unit Award Agreement.

Under the Restricted Stock Award Agreement, the Company granted Mr. Ennen 297,619 restricted stock units (the “Special RSUs”) as of April 1, 2019. The Special RSUs will vest in three equal annual installments beginning April 1, 2020. Each vested Special RSU will entitle Mr. Ennen to receive one common share of the Company.

Under the Stock Option Award Agreement, the Company granted Mr. Ennen 960,061 time-based stock options (the “Special Stock Options”) as of April 1, 2019. The vesting of the Special Stock Options is subject to Mr. Ennen’s continued employment with the Company through April 1, 2022. Each vested Special Stock Option will entitle Mr. Ennen to purchase one common share of the Company at an exercise price of $3.36, which is equal to the closing price of the Company’s common shares as reported on the NASDAQ Global Select Market on April 1, 2019.

The Performance Share Unit Award Agreement grants Mr. Ennen 1,785,714 performance stock units (the “Special Performance Units”) as of April 1, 2019. The vesting of the Special Performance Units is subject to (i) Mr. Ennen’s continued employment with the Company through December 31, 2022 (the “Performance Period”); and (ii) the satisfaction of certain fiscal year EBITDA (50% weight) and stock price (50% weight) performance conditions during the Performance Period. For the EBITDA performance conditions, 297,619 of the Special Performance Units will vest upon the Company achieving annual adjusted EBITDA of $80,000,000, another 297,619 will vest upon the Company achieving annual adjusted EBITDA of $110,000,000, and the final 297,619 will vest upon the Company achieving annual adjusted EBITDA of $140,000,000, and subject to continued employment through the end of the fiscal year the EBITDA performance condition is achieved. For the stock price performance conditions, 297,619 of the Special Performance Units will vest upon achieving a volume weighted average trading stock price of $5.00 per share, another 297,619 will vest upon achieving a stock price of $9.00 per share, and the final 297,619 will vest upon achieving a stock price of $14.00 per share, in each case for 20 consecutive trading days and subject to continued employment through the date the stock price performance condition is achieved. Each vested Special Performance Unit will entitle Mr. Ennen to receive one common share of the Company without payment of additional consideration.

The Company will issue additional Special RSUs, which will vest in three equal annual installments beginning April 1, 2020, equal to the number of common shares, not to exceed $1,000,000, purchased by Mr. Ennen on the open market within sixty (60) calendar days after his employment begins, with the value per share for this purpose equal to the average cost per share paid by Mr. Ennen in making such purchases. The Board of Directors approved the terms and conditions of the equity awards and the Award Agreements as inducement equity awards outside the Company’s 2013 Stock Incentive Plan, in accordance with NASDAQ Listing Rule 5635(c)(4).

The Employment Agreement also provides that, although Mr. Ennen will be employed on an at-will basis, if his employment is terminated by the Company without cause or by Mr. Ennen for good reason, he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to two times his then-current base salary, plus, his target bonus for the current year; and (iii) the immediate vesting of any unvested Special RSUs and only if Mr. Ennen terminated his employment for good reason all of the Special Stock Options. The Employment Agreement also provides benefits in the event of death or total disability.

In addition to the compensation and equity terms set forth in the Employment Agreement, the Employment Agreement contains customary covenants on confidentiality, non-competition and non-solicitation.

The descriptions of the Employment Agreement and the Award Agreements are qualified in their entirety by the complete terms and conditions of the documents, each of which is filed as exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective March 29, 2019, between SunOpta Inc. and Joseph D. Ennen.

10.2	Restricted Stock Award Agreement, dated effective April 1, 2019, between SunOpta Inc. and Joseph D. Ennen.

10.3	Stock Option Award Agreement, dated effective April 1, 2019, between SunOpta Inc. and Joseph D. Ennen.

10.4	Performance Share Unit Award Agreement, dated effective April 1, 2019, between SunOpta Inc. and Joseph D. Ennen.

99.1	Press Release, dated April 1, 2019, announcing the appointment of Joseph D. Ennen as Chief Executive Officer.

99.2	Press Release, dated April 2, 2019, reporting inducement grants pursuant to NASDAQ Listing Rule 5635(c)(4) to Joseph D. Ennen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
Vice President and General Counsel

Date:	April 2, 2019